        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INCOME SECURITIES  INC.
        10f-3 transactions for the period December 31, 1999 - March 31, 2000

S
                                                           TOTAL
                                                           ISSUED/
                     DATE       PRICE   SHARES     % of    PRINCIPAL         PURCHASED
SECURITY             PURCHASED  SHARE   PURCHASED  Assets  AMOUNT            BY FUND   BROKER(S)
Bank of Tokyo Mitsubishi 8.4 4/5/10

                    02/18/00  $ 99.91   10,000    0.490%  $2,000,000,000.00  0.050%    Merrill Lynch


Sempra 7.95 3/1/10  02/17/00  $ 99.738  10,000    0.50%   $  500,000,000.00  0.200%    Goldman Sachs




























